Provident Financial Services, Inc. Announces First Quarter Earnings and Declares Quarterly Cash Dividend

ISELIN, NJ, April 25, 2014 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $17.0 million, or $0.30 per basic and diluted share for the three months ended March 31, 2014, compared to net income of $17.8 million, or $0.31 per basic and diluted share for the three months ended March 31, 2013.

Continued improvement in asset quality and the related reduction in the provision for loan losses coupled with growth in average loans outstanding and an improvement in securities yields have been the key contributors to earnings for the first quarter of 2014. Partially offsetting these items, commercial prepayment fees have declined and certain operating costs have increased, a portion of which were due to unusually high seasonal expenses resulting from the severe winter weather.

Christopher Martin, Chairman, President and Chief Executive Officer, commented, “We are pleased with our strong start to 2014, as loans grew at the best pace for a first quarter in several years and our net interest margin stabilized. Not surprisingly, earnings were impacted by costs associated with the difficult winter in the region. Although our loan pipeline remains robust, volume was constrained somewhat by our unwillingness to meet the aggressive pricing offered by certain competitors. We will remain true to our conservative credit standards and continue to carefully manage our interest rate risk position.”

Declaration of Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.15 per common share payable on May 30, 2014, to stockholders of record as of the close of business on May 15, 2014.

Balance Sheet Summary

Total assets increased $13.5 million to $7.50 billion at March 31, 2014, from $7.49 billion at December 31, 2013, primarily due to an increase in total loans, partially offset by decreases in total investments and cash and cash equivalents.

The Company’s loan portfolio increased $63.0 million, or 1.2%, to $5.26 billion at March 31, 2014, from $5.19 billion at December 31, 2013. Loan originations totaled $360.9 million and loan purchases totaled $8.5 million for the three months ended March 31, 2014. The loan portfolio had net increases of $34.2 million in commercial loans, $29.1 million in construction loans, primarily multi-family construction, $10.1 million in multi-family mortgage loans, and $3.8 million in commercial mortgage loans, which were partially offset by net decreases of $8.8 million and $5.5 million in residential mortgage and consumer loans, respectively. Commercial real estate, commercial and construction loans represented 67.0% of the loan portfolio at March 31, 2014, compared to 66.3% at December 31, 2013.

At March 31, 2014, the Company’s unfunded loan commitments totaled $918.3 million, including $336.3 million in commercial loan commitments, $254.0 million in construction loan commitments and $51.5 million in commercial mortgage commitments. Unfunded loan commitments at December 31, 2013 were $910.1 million.

Total investments decreased $26.3 million, or 1.7%, to $1.55 billion at March 31, 2014, from $1.57 billion at December 31, 2013, largely due to principal repayments on mortgage-backed securities, maturities of municipal and agency bonds and sales of certain mortgage-backed securities, partially offset by purchases of mortgage-backed and municipal securities.

Total deposits decreased $11.1 million during the three months ended March 31, 2014 to $5.19 billion. Time deposits decreased $37.7 million, or 4.7%, to $769.1 million at March 31, 2014, with the majority of the decrease occurring in the 12-, 24- and 60-month maturity categories. The decrease in time deposits was partially offset by a $26.6 million increase in core deposits. At March 31, 2014, core deposits, which consist of savings and demand deposit accounts, totaled $4.42 billion, compared to $4.40 billion at December 31, 2013. Within the core deposit category, non-interest bearing demand deposits increased $10.3 million, or 1.2%, to $875.5 million at March 31, 2014. Core deposits represented 85.2% of total deposits at March 31, 2014, compared to 84.5% at December 31, 2013.

Borrowed funds increased $16.3 million, or 1.4% during the three months ended March 31, 2014, to $1.22 billion, as longer-term wholesale funding was added to mitigate interest rate risk, and shorter-term wholesale funding was used to manage the cyclical outflow of municipal deposits. Borrowed funds represented 16.3% of total assets at March 31, 2014, an increase from 16.1% at December 31, 2013.

Stockholders’ equity increased $10.6 million, or 1.0% for the three months ended March 31, 2014, to $1.02 billion, due to net income earned for the period and an increase in unrealized gains on securities available for sale, partially offset by dividends paid to stockholders. Common stock repurchases for the three months ended March 31, 2014 totaled 231,575 shares at an average cost of $16.75 per share. At March 31, 2014, 3.5 million shares remained eligible for repurchase under the current authorization. Book value per share and tangible book value per share(1) at March 31, 2014 were $17.06 and $11.11, respectively, compared with $16.87 and $10.92, respectively, at December 31, 2013.

Results of Operations

Net Interest Income and Net Interest Margin

For the three months ended March 31, 2014, net interest income increased $1.3 million, to $55.2 million, from $53.9 million for the same period in 2013. The improvement in the net interest income was due to the continued growth in average loans outstanding, which was partially offset by year-over-year compression in the net interest margin.

The Company’s net interest margin increased 2 basis point to 3.28% for the quarter ended March 31, 2014, from 3.26% for the trailing quarter ended December 31, 2013. The weighted average yield on interest-earning assets increased 2 basis point to 3.84% for the quarter ended March 31, 2014, compared with 3.82% for the quarter ended December 31, 2013. The weighted average cost of interest-bearing liabilities decreased 1 basis point to 0.68% for the quarter ended March 31, 2014, compared with 0.69% for the trailing quarter. The average cost of interest bearing deposits for the quarter ended March 31, 2014 was 0.35%, compared with 0.37% for the quarter ended December 31, 2013. The average cost of borrowed funds for the quarter ended March 31, 2014 was 1.87%, compared with 2.01% for the quarter ended December 31, 2013.

The net interest margin for the quarter ended March 31, 2014 decreased 5 basis points to 3.28%, compared with 3.33% for the quarter ended March 31, 2013. The decrease in the net interest margin for the quarter ended March 31, 2014, compared with the same period last year, was primarily attributable to reductions in the weighted average yield on loans, which declined 25 basis points to 4.26% for the quarter ended March 31, 2014, compared with 4.51% for the quarter ended March 31, 2013. Securities yields improved, however, resulting in a net decrease in the earning asset yield of 8 basis points, to 3.84%. This decrease in earning asset yield outpaced the reduction in the weighted average cost of interest bearing liabilities, which declined 3 basis points to 0.68% for the quarter ended March 31, 2014, compared with 0.71% for the first quarter of 2013. The average cost of interest bearing deposits for the quarter ended March 31, 2014 was 0.35%, compared with 0.44% for the same period last year. Average non-interest bearing demand deposits totaled $861.9 million for the quarter ended March 31, 2014, compared with $819.5 million for the quarter ended March 31, 2013. The average cost of borrowed funds for the quarter ended March 31, 2014 was 1.87%, compared with 2.24% for the same period last year.

Non-Interest Income

Non-interest income totaled $8.1 million for the quarter ended March 31, 2014, a decrease of $1.8 million, or 18.4%, compared to the same period in 2013. For the quarter ended March 31, 2014, fee income decreased $1.1 million to $6.9 million, from $8.0 million for the three months ended March 31, 2013, due to a decrease in commercial loan prepayment fees, partially offset by increases in wealth management income and deposit fees. In addition, net gains on securities transactions declined $861,000, with losses totaling $350,000 for the three months ended March 31, 2014, mainly due to the sale of a previously impaired non-agency mortgage-backed security, compared to gains totaling $511,000 for the same period in 2013.

Non-Interest Expense

For the three months ended March 31, 2014, non-interest expense increased $1.2 million, to $38.2 million, compared to the three months ended March 31, 2013. Compensation and benefits expense increased $550,000 for the quarter ended March 31, 2014, compared to the quarter ended March 31, 2013, due to an increase in stock-based compensation, higher salary expense resulting from annual merit increases and increased employee medical costs, partially offset by decreased severance costs and lower retirement benefit costs. Net occupancy expense increased $883,000 for the quarter ended March 31, 2014, compared to the same period in 2013, principally due to significant increases in seasonal expenses resulting from the harsh winter weather conditions. In addition, advertising expense increased $319,000, to $1.1 million for the three months ended March 31, 2014, compared to the same period in 2013, due to the introduction of the Company's new branding initiative, updated logo and the related marketing campaigns. Partially offsetting these increases, other operating expenses decreased $341,000 for the quarter ended March 31, 2014, compared to the quarter ended March 31, 2013, largely due to lower costs associated with foreclosed real estate. FDIC insurance costs declined $114,000 due to a lower assessment rate, and the amortization of intangibles decreased $228,000 for the three months ended March 31, 2014, compared with the same period in 2013, as a result of scheduled reductions in core deposit intangible amortization.

The Company’s annualized non-interest expense as a percentage of average assets was 2.07% for the quarter ended March 31, 2014, compared with 2.08% for the same period in 2013. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) was 60.32% for the quarter ended March 31, 2014, compared with 57.87% for the same period in 2013.

Asset Quality

The Company’s total non-performing loans at March 31, 2014 were $64.1 million, or 1.22% of total loans, compared with $76.7 million, or 1.48% of total loans at December 31, 2013, and $99.1 million, or 2.02% of total loans at March 31, 2013. The $12.6 million decrease in non-performing loans at March 31, 2014, compared with the trailing quarter, was due to an $8.4 million decrease in non-performing construction loans, a $2.9 million decrease in non-performing commercial loans, a $1.0 million decrease in non-performing residential loans and a $529,000 decrease in non-performing consumer loans, partially offset by a $256,000 increase in non-performing commercial mortgage loans. At March 31, 2014, impaired loans totaled $94.6 million with related specific reserves of $7.1 million, compared with impaired loans totaling $106.4 million with related specific reserves of $10.2 million at December 31, 2013. At March 31, 2013, impaired loans totaled $112.0 million with related specific reserves of $6.6 million.

At March 31, 2014, the Company’s allowance for loan losses was 1.21% of total loans, a decrease from 1.24% at December 31, 2013, and a decrease from 1.43% of total loans at March 31, 2013. The Company recorded provisions for loan losses of $400,000 for the three months ended March 31, 2014, compared with $1.5 million for the three months ended March 31, 2013. For the three months ended March 31, 2014, the Company had net charge-offs of $1.6 million, compared with net charge-offs of $1.8 million for the same period in 2013. The allowance for loan losses decreased $1.2 million to $63.4 million at March 31, 2014, from $64.7 million at December 31, 2013, as the weighted average risk rating of the loan portfolio improved, certain non-performing asset resolutions were completed, the allowance coverage of remaining non-performing loans increased and the reduced pace of new non-performing asset formation resulted in accelerated net outflows of non-performing assets.

At March 31, 2014, the Company held $6.6 million of foreclosed assets, compared with $5.5 million at December 31, 2013. Foreclosed assets at March 31, 2014 consisted primarily of $4.0 million of commercial real estate and $2.5 million of residential real estate. Total non-performing assets at March 31, 2014 declined $11.6 million, or 14.1%, to $70.6 million, or 0.94% of total assets, from $82.2 million, or 1.10% of total assets at December 31, 2013.

Income Tax Expense

For the three months ended March 31, 2014, the Company’s income tax expense was $7.7 million, compared with $7.6 million for the same period in 2013. The increase in income tax expense was a function of growth in pre-tax income from taxable sources. The Company’s effective tax rate was 31.1% and 29.8% for the three months ended March 31, 2014 and 2013, respectively.

About the Company

Provident Financial Services, Inc. is the financial holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products, through its network of full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on Friday, April 25, 2014 regarding highlights of the Company’s first quarter 2014 financial results. The call may be accessed by dialing 1-888-317-6016 (Domestic), 1-412-317-6016 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.

(1)(2) Tangible equity, tangible book value per share and return on average tangible equity are non-GAAP financial measures. Please refer to page 8 of this release for the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
March 31, 2014 (Unaudited) and December 31, 2013
(Dollars in Thousands)

Assets	March 31, 2014	December 31, 2013

Cash and due from banks	$80,273	$100,053
Short-term investments	1,385	1,171
Total cash and cash equivalents	81,658	101,224

Securities available for sale, at fair value	1,130,141	1,157,594
Investment securities held to maturity (fair value of $362,264 at March 31, 2014 (unaudited) and $355,913 at December 31, 2013)	357,602	357,500
Federal Home Loan Bank Stock	59,132	58,070

Loans	5,257,774	5,194,813
Less allowance for loan losses	63,420	64,664
Net loans	5,194,354	5,130,149
Foreclosed assets, net	6,558	5,486
Banking premises and equipment, net	68,513	66,448
Accrued interest receivable	21,740	22,956
Intangible assets	356,153	356,432
Bank-owned life insurance	151,813	150,511
Other assets	73,162	80,958
Total assets	$7,500,826	$7,487,328

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$3,494,124	$3,473,724
Savings deposits	928,240	921,993
Certificates of deposit of $100,000 or more	255,165	270,631
Other time deposits	513,891	536,123
Total deposits	5,191,420	5,202,471

Mortgage escrow deposits	22,228	20,376
Borrowed funds	1,220,212	1,203,879
Other liabilities	45,625	49,849
Total liabilities	6,479,485	6,476,575

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 59,857,822 shares outstanding at March 31, 2014 and 59,917,649 outstanding at December 31, 2013	832	832
Additional paid-in capital	1,023,595	1,026,144
Retained earnings	435,602	427,763
Accumulated other comprehensive (loss) income	(973)	(4,851)
Treasury stock	(389,674)	(390,380)
Unallocated common stock held by the Employee Stock Ownership Plan	(48,041)	(48,755)
Common Stock acquired by the Directors' Deferred Fee Plan	(7,182)	(7,205)
Deferred Compensation - Directors' Deferred Fee Plan	7,182	7,205
Total stockholders' equity	1,021,341	1,010,753
Total liabilities and stockholders' equity	$7,500,826	$7,487,328

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three Months Ended March 31, 2014 and 2013 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
Interest income:
Real estate secured loans	$38,552	$38,335
Commercial loans	10,547	9,971
Consumer loans	5,662	5,957
Securities available for sale and Federal Home Loan Bank stock	7,082	6,192
Investment securities held to maturity	2,670	2,839
Deposits, Federal funds sold and other short-term investments	10	10
Total interest income	64,523	63,304

Interest expense:
Deposits	3,738	4,956
Borrowed funds	5,584	4,453
Total interest expense	9,322	9,409
Net interest income	55,201	53,895
Provision for loan losses	400	1,500
Net interest income after provision for loan losses	54,801	52,395

Non-interest income:
Fees	6,855	7,960
Bank-owned life insurance	1,302	1,210
Net gain on securities transactions	(350)	511
Other income	309	264
Total non-interest income	8,116	9,945

Non-interest expense:
Compensation and employee benefits	21,393	20,843
Net occupancy expense	6,089	5,206
Data processing expense	2,797	2,622
FDIC Insurance	1,136	1,250
Advertising and promotion expense	1,065	746
Amortization of intangibles	283	511
Other operating expenses	5,427	5,768
Total non-interest expenses	38,190	36,946
Income before income tax expense	24,727	25,394
Income tax expense	7,698	7,566
Net income	$17,029	$17,828

Basic earnings per share	$0.30	$0.31
Average basic shares outstanding	57,369,039	57,167,198

Diluted earnings per share	$0.30	$0.31
Average diluted shares outstanding	57,528,419	57,337,215

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the
	Three Months Ended
	March 31,
	2014	2013
STATEMENTS OF INCOME:
Net interest income	$55,201	$53,895
Provision for loan losses	400	1,500
Non-interest income	8,116	9,945
Non-interest expense	38,190	36,946
Income before income tax expense	24,727	25,394
Net income	17,029	17,828
Diluted earnings per share	$0.30	$0.31
Interest rate spread	3.16%	3.21%
Net interest margin	3.28%	3.33%

PROFITABILITY:
Annualized return on average assets	0.92%	1.00%
Annualized return on average equity	6.74%	7.32%
Annualized return on average tangible equity (2)	10.34%	11.47%
Annualized non-interest expense to average assets	2.07%	2.08%
Efficiency ratio (3)	60.32%	57.87%

ASSET QUALITY:
Non-accrual loans	$64,056	$99,059
90+ and still accruing	—	—
Non-performing loans	64,056	99,059
Foreclosed assets	6,558	12,192
Non-performing assets	70,614	111,251
Non-performing loans to total loans	1.22%	2.02%
Non-performing assets to total assets	0.94%	1.55%
Allowance for loan losses	$63,420	$70,034
Allowance for loan losses to total non-performing loans	99.01%	70.70%
Allowance for loan losses to total loans	1.21%	1.43%

AVERAGE BALANCE SHEET DATA:
Assets	$7,473,956	$7,220,211
Loans, net	5,153,685	4,829,796
Earning assets	6,740,086	6,479,902
Core deposits	4,390,199	4,434,375
Borrowings	1,212,617	804,919
Interest-bearing liabilities	5,528,390	5,350,792
Stockholders' equity	1,024,100	987,984
Average yield on interest-earning assets	3.84%	3.92%
Average cost of interest-bearing liabilities	0.68%	0.71%

LOAN DATA:
Mortgage loans:
Residential	$1,165,196	$1,234,173
Commercial	1,404,466	1,349,565
Multi-family	939,018	743,356
Construction	212,419	135,611
Total mortgage loans	3,721,099	3,462,705
Commercial loans	966,444	874,880
Consumer loans	572,136	573,784
Total gross loans	5,259,679	4,911,369
Premium on purchased loans	4,187	4,683
Unearned discounts	(57)	(73)
Net deferred	(6,035)	(5,624)
Total loans	$5,257,774	$4,910,355

Notes - Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in Thousands, except share data)

(1) Book and Tangible Book Value per Share
	Three Months Ended
	March 31,
	2014	2013
Total stockholders' equity	$1,021,341	$990,445
Less: total intangible assets	356,153	357,477
Total tangible stockholders' equity	$665,188	$632,968

Shares outstanding at March 31, 2014	59,857,822	59,968,621

Book value per share (total stockholders' equity/shares outstanding)	$17.06	$16.52
Tangible book value per share (total tangible stockholders' equity/shares outstanding)	$11.11	$10.55

(2) Return on Average Tangible Equity
	Three Months Ended
	March 31,
	2014	2013
Total average stockholders' equity	$1,024,100	$987,984
Less: total average intangible assets	356,333	357,755
Total average tangible stockholders' equity	$667,767	$630,229

Net income	$17,029	$17,828
Annualized return on average tangible equity (net income/total average stockholders' equity)	10.34%	11.47%

(3) Efficiency Ratio Calculation
	Three Months Ended
	March 31,
	2014	2013
Net interest income	$55,201	$53,895
Non-interest income	8,116	9,945
Total income:	$63,317	$63,840

Non-interest expense:	$38,190	$36,946

Expense/income:	60.32%	57.87%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	March 31, 2014			December 31, 2013
	Average		Average	Average		Average
	Balance	Interest	Yield	Balance	Interest	Yield
Interest-Earning Assets:
Deposits	$16,589	$10	0.25%	$18,161	$9	0.17%
Federal funds sold and other short-term investments	1,189	—	0.03%	1,559	—	0.02%
Investment securities (1)	357,852	2,670	2.98%	359,805	2,687	2.99%
Securities available for sale	1,151,959	6,478	2.25%	1,161,822	6,451	2.22%
Federal Home Loan Bank stock	58,812	604	4.16%	50,533	454	3.57%
Net Loans: (2)
Total mortgage loans	3,665,286	38,552	4.21%	3,607,080	38,271	4.19%
Total commercial loans	915,105	10,547	4.64%	864,255	10,310	4.70%
Total consumer loans	573,294	5,662	4.01%	572,792	5,894	4.08%
Total Net Loans	5,153,685	54,761	4.26%	5,044,127	54,475	4.27%
Total Interest-Earning Assets	$6,740,086	$64,523	3.84%	$6,636,007	$64,076	3.82%

Non-Interest Earning Assets:
Cash and due from banks	63,167			68,745
Other assets	670,703			664,810
Total Assets	$7,473,956			$7,369,562

Interest-Bearing Liabilities:
Demand deposits	$2,609,846	$1,716	0.27%	$2,629,850	$1,800	0.27%
Savings deposits	918,452	211	0.09%	924,935	247	0.11%
Time deposits	787,475	1,811	0.93%	823,195	2,067	1.00%
Total Deposits	4,315,773	3,738	0.35%	4,377,980	4,114	0.37%

Borrowed funds	1,212,617	5,584	1.87%	1,038,257	5,255	2.01%
Total Interest-Bearing Liabilities	5,528,390	9,322	0.68%	5,416,237	9,369	0.69%

Non-Interest Bearing Liabilities	921,466			945,327
Total Liabilities	6,449,856			6,361,564
Stockholders' equity	1,024,100			1,007,998
Total Liabilities and Stockholders' Equity	$7,473,956			$7,369,562

Net interest income		$55,201			$54,707

Net interest rate spread			3.16%			3.13%
Net interest-earning assets	$1,211,696			$1,219,770

Net interest margin (3)			3.28%			3.26%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.22x			1.23x

(1)	Average outstanding balance amounts shown are amortized cost.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	March 31, 2014			March 31, 2013
	Average		Average	Average		Average
	Balance	Interest	Yield	Balance	Interest	Yield
Interest-Earning Assets:
Deposits	$16,589	$10	0.25%	$16,639	$10	0.25%
Federal funds sold and other short term investments	1,189	—	0.03%	1,424	—	0.01%
Investment securities (1)	357,852	2,670	2.98%	350,326	2,839	3.24%
Securities available for sale	1,151,959	6,478	2.25%	1,243,647	5,764	1.85%
Federal Home Loan Bank stock	58,812	604	4.16%	38,070	428	4.56%
Net Loans: (2)
Total mortgage loans	3,665,286	38,552	4.21%	3,418,532	38,335	4.49%
Total commercial loans	915,105	10,547	4.64%	839,389	9,971	4.78%
Total consumer loans	573,294	5,662	4.01%	571,875	5,957	4.22%
Total Net Loans	5,153,685	54,761	4.26%	4,829,796	54,263	4.51%
Total Interest-Earning Assets	$6,740,086	$64,523	3.84%	$6,479,902	$63,304	3.92%

Non-Interest Earning Assets:
Cash and due from banks	63,167			75,239
Other assets	670,703			665,070
Total Assets	$7,473,956			$7,220,211

Interest-Bearing Liabilities:
Demand deposits	$2,609,846	$1,716	0.27%	$2,696,385	$1,954	0.29%
Savings deposits	918,452	211	0.09%	918,535	267	0.12%
Time deposits	787,475	1,811	0.93%	930,953	2,735	1.19%
Total Deposits	4,315,773	3,738	0.35%	4,545,873	4,956	0.44%
Borrowed funds	1,212,617	5,584	1.87%	804,919	4,453	2.24%
Total Interest-Bearing Liabilities	$5,528,390	$9,322	0.68%	$5,350,792	$9,409	0.71%

Non-Interest Bearing Liabilities	921,466			881,435
Total Liabilities	6,449,856			6,232,227
Stockholders' equity	1,024,100			987,984
Total Liabilities and Stockholders' Equity	$7,473,956			$7,220,211

Net interest income		55,201			53,895

Net interest rate spread			3.16%			3.21%
Net interest-earning assets	$1,211,696			$1,129,110

Net interest margin (3)			3.28%			3.33%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.22x			1.21x

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	3/31/14	12/31/13	9/30/13	06/30/13	3/31/13
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Interest-Earning Assets:
Securities	2.46%	2.41%	2.25%	2.20%	2.19%
Net loans	4.26%	4.27%	4.33%	4.39%	4.51%
Total interest-earning assets	3.84%	3.82%	3.83%	3.84%	3.92%

Interest-Bearing Liabilities:
Total deposits	0.35%	0.37%	0.39%	0.41%	0.44%
Total borrowings	1.87%	2.01%	2.00%	2.03%	2.24%
Total interest-bearing liabilities	0.68%	0.69%	0.67%	0.67%	0.71%

Interest rate spread	3.16%	3.13%	3.16%	3.17%	3.21%
Net interest margin	3.28%	3.26%	3.28%	3.29%	3.33%

Ratio of interest-earning assets to interest-bearing liabilities	1.22x	1.23x	1.22x	1.21x	1.21x